As filed with the Securities and Exchange Commission on October 25, 2017

Registration No. 333-[_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CM SEVEN STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	6770	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1003-1004, 10/F, ICBC Tower
Three Garden Road, Central, Hong Kong

+852 6358 5597

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bing Lin
Chief Executive Officer
Suite 1003-1004, 10/F, ICBC Tower
Three Garden Road, Central, Hong Kong

+852 6358 5597

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	David Alan Miller Jeffrey M. Gallant Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  (File No. 333-220510)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount to be Registered	Proposed maximum offering price per share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value, one half of a Redeemable Warrant to acquire an Ordinary Share, and a Right to acquire one-tenth of an Ordinary Share(2)	3,450,000	$10.00	$34,500,000	$4,295.25
Ordinary Shares included as part of the Units(2)	3,450,000	—	—	—	(3)
Redeemable Warrants included as part of the Units(2)	1,725,000	—	—	—	(3)
Rights included as part of the Units	3,450,000	—	—	—	(3)
Shares underlying Warrants included as part of Units(2)	1,725,000	$11.50	$19,837,500	$2,469.77
Shares underlying Rights included as part of Units(2)	345,000	$10.00	$3,450,000	$429.53
Units underlying the Representative’s Unit Purchase Option	150,000	$10.00	$1,500,000	186.75
Ordinary Shares underlying the Representative’s Unit Purchase Option	150,000	$—	$—	$—	(3)
Warrants underlying the Representative’s Unit Purchase Option	75,000	$—	$—	$—	(3)
Rights underlying the Representative’s Unit Purchase	150,000	$—	$—	$—	(3)
Ordinary Shares underlying the Warrants included as part of the Representative’s Unit Purchase Option	75,000	$11.50	$862,500	$107.38
Ordinary Shares underlying the Rights included as part of the Representative’s Unit Purchase Option	15,000	$10.00	$150,000	$18.68
Total			$60,300,100	$7,507.36

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	Includes (i) Units, (ii) Ordinary Shares, Redeemable Warrants and Rights underlying such Units and (iii) Ordinary Shares underlying the Redeemable Warrants and Rights included in such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

2

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. CM Seven Star Acquisition Corporation (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333-220510), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 25, 2017 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-220510), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Maples and Calder
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of UHY LLP
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 25th day of October, 2017.

CM SEVEN STAR ACQUISITION CORPORATION

By:	/s/ Bing Lin
Name:	Bing Lin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bing Lin	Chairman, Chief Executive Officer (Principal executive officer) and Director	October 25, 2017
Bing Lin

/s/ Stephen N. Cannon	President, Chief Financial Officer (Principal financial and accounting officer) and Director	October 25, 2017
Stephen N. Cannon

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of CM Seven Star Acquisition Corporation, has signed this registration statement or amendment thereto in the City of New York, State of New York on October 25, 2017.

Authorized U.S. Representative

LOEB & LOEB LLP

By:	/s/ Giovanni Caruso
Name:	Giovanni Caruso
Title:	Partner

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Maples and Calder
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of UHY LLP
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)